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                                                                    EXHIBIT 23.4



                   CONSENT OF SG COWEN SECURITIES CORPORATION



We hereby consent to the use of our opinion letter dated June 12, 1998 (the "Opinion") to the Board of Directors of FTP Software, Inc. ("FTP") contained in Annex B-2 to the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the merger of a wholly owned subsidiary of NetManage, Inc. with and into FTP and to the references to the SG Cowen Securities Corporation name in the Joint Proxy Statement/Prospectus in connection with references to the Opinion. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



July 14, 1998                               SG COWEN SECURITIES CORPORATION


                                            By: /s/ DANIEL SMALL
                                               ---------------------------------
                                               Name: Daniel Small
                                               Title: Vice President